Exhibit 10.11

THIS PROFESSIONAL SERVICES AGREEMENT (this "Agreement") is made as of the 14th day of March, 2008 (the "Effective Date") between **Defense Solutions, Inc.**, a Delaware corporation with its principal address of 707 Eagleview Blvd., Suite 100, Exton, PA 19341 (the "Company") and **Keystone Capital Resources, LLC**, a Delaware limited liability company with its principal address at 1328 Zion Road, Bellefonte, PA 16823 (the "Consultant").

WHEREAS, the Company desires assistance to raise capital up to and including assistance to make the Company a publicly traded corporation.

NOW, THEREFORE, for good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties do hereby agree as follows;

1. **Engagement**. The Company hereby engages the Consultant to provide the consulting services as described in Section 2.1 below (the "Services") during the Term and any Renewal Term (defined in Section 3.1 below), and the Consultant accepts the engagement.

2. **Services.**

2.1 During the Term and any Renewal Term, the Consultant will, upon request, provide to the Company the Services on an "as needed" basis, including, but not limited to, those described below.

(a) Assistance in locating, identifying, negotiating and arranging for a minimum/ maximum raise of capital of $3,000,000 to $7,000,000; and

(b) Assistance with the process of becoming a publicly traded corporation, including, but not limited to the recommendation of a PCOAB Auditing Accounting Firm, legal counsel and other related professional services such as PR and IR, as well as a possible vehicle for a reverse merger or to conduct an IPO;

2.2 **Staffing.** The Consultant will maintain in its employ, or otherwise have available to it, personnel sufficient in number and adequate in ability to perform the Services in accordance with this Agreement. The Consultant will have the exclusive right to direct and control its personnel and/or third parties providing the Services, other than in respect of the Company's right, as the recipient of the Services, to supervise the performance of the Consultant under this Agreement.

2.3 **Non-Exclusivity**. The Company expressly understands and agrees that the relationship with the Consultant is on a non-exclusive independent contractor basis for the Services and that the Consultant shall not be prevented, barred or limited from rendering consulting services of the same nature or of a similar nature to those described in this Agreement, or of any nature whatsoever, for or on behalf of any person, firm, corporation, or entity other than the Company during the Term and any Renewal Term.

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2.4 **Place of Performance.** In connection with the Services performed by the Consultant, the Consultant's activities shall be principally based in its New York office, except for required and approved travel on the Company's behalf.

3. **Term and Termination.**

3.1 **Term.** Unless terminated earlier under Section 3.2 below, the term of this Agreement will be twelve (12) months (the "Term") commencing on the Effective Date . The Term may be renewed for an additional twelve (12) month period (the "Renewal Term") upon terms and conditions mutually agreed upon at least thirty (30) days prior to the end of the Term.

3.2 **Termination.**

(a) This Agreement may be terminated prior to the expiration of the Term or any Renewal Term by (i) either party if a material breach to this Agreement by the other party is not effectively cured within 10 days (the "Cure Period") from receipt of written notice of the breach from the non-breaching party or (ii) either party with thirty (30) days notice if it is determined that there is no need for the continuation of services.

(b) The date of termination (the "Termination Date") shall be defined to mean; (i) with regard to Section 3.2 (a) (i), the date upon which the Cure Period expires and there has been no cure, or with regard to Section 3.2 (a) (ii), the thirtieth day as referred to therein and (ii) with regard to Section 3.1, the last day of the Term, or any Renewal Term.

3.3 **Effect of Termination.**

(a) Termination under Section 3.2 will not affect any other remedy or damages available to either of the parties. Upon termination of this Agreement, no party will have any further obligation to fulfill commitments under this Agreement, except for those obligations set forth in this Section 3 and in Sections 5,6, 7 and 8, each of which expressly survive the termination of this Agreement.

(b) Within thirty (30) days of the Termination Date, the Company shall pay to the Consultant any earned but unpaid Consulting Fees (defined below), any un-reimbursed expenses up through the appropriate date, and shall issue and deliver securities due and issuable in accordance with Section 4.1 below.

4. **Compensation**

(a) **Consulting Fee.** As an inducement for the Consultant to commit its resources to the Company, the Company shall pay the following: Consultant shall be entitled to shares of common stock

equal to 40% of the issued and outstanding shares of the newly created public company as of the date the reverse merger is completed to be issued as compensation for the successful initial capital raise and successful ultimate public offering. Consultant shall be responsible for the payment of any professional recommended by the Consultant, and shall make any and all payments of fees to said professionals. Upon the Consultant delivering to the Company, the minimum amount of capital as set forth above, all stock issued shall become vested with the Consultant, and delivered to Consultant, as set forth by the Consultant, at the closing of the capital raise, or upon delivery of the funds.

(b) Consultant shall be entitled to a monthly payment of FIFTEEN THOUSAND DOLLARS ($15,000), payable on the first of each month commencing on the month immediately following the month in which the Consultant obtains the funding of the minimum amount of capital set forth above, until the end of the term of this Agreement.

(c) It shall be the responsibility of the Consultant to pay any and all professionals and other consultants or related parties from this compensation, whether in stock or cash. The Company shall be entitled to receive from all professionals so retained a release indicating that all fees have been paid in full, if requested by the Company. All stock issued to Consultant, and any professionals shall be subject to the normal holding period of Rule 144 of the Securities and Exchange Commission, if not included on a Registration Statement filed by the Company.

(d) All of the above compensation conditions are subject to the minimum raise of $3,000,000 in capital and the completion of the reverse merge transaction or initial public offering by an underwriter.

4.2 **Expenses.** The Consultant shall be promptly reimbursed for all reasonable out-of-pocket expenses incurred by it in its performance under this Agreement, upon submission of documentation supporting such expense(s).

5. **Indemnification.**

5.1 **Indemnification by the Company.** If in connection with any services or matters that are the subject of arise out of this Agreement or the Consultant's engagement hereunder, the Consultant or any of its directors, officers, stockholders, employees of agents (collectively, the "Consultant Indemnitees") becomes involved (whether or not as a named party) in any action, claim, investigation or legal proceeding, the Company, will indemnify and save harmless such Consultant Indemnitees from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments in compromises and defending against any

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claims or alleged claims) of any nature whatsoever, liquidated or unliquidated, that are incurred by any Consultant Indemnitees' obligations under this Agreement unless the claim or alleged claim resulted from willful misconduct, negligence or fraud of the Consultant Indemnitees. The Company agrees that, without the Consultant Indemnitees' prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under this Section 5 (whether or not the Consultant Indemnitees are actual or potential parties to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Consultant Indemnitee from all liability arising out of such claim, action or proceeding.

5.2 **Indemnification by the Consultant.** If in connection with any services or matters that are the subject of arise out of this Agreement or the Consultant's engagement hereunder, the Company or any of its directors, officers, stockholders, employees of agents (collectively, the "Company Indemnitees") becomes involved (whether or not as a named party) in any action, claim, investigation or legal proceeding, the Consultant, will indemnify and save harmless such Company Indemnitees from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments in compromises and defending against any claims or alleged claims) of any nature whatsoever, liquidated or unliquidated, that are incurred by any Company Indemnitees' obligations under this Agreement unless the claim or alleged claim resulted from willful misconduct, negligence or fraud of the Company Indemnitees. The Consultant agrees that, without the Company Indemnitees' prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under this Section 5 (whether or not the Company Indemnitees are actual or potential parties to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Company Indemnitee from all liability arising out of such claim, action or proceeding.

5.3 **Procedures.** As to any claim or lawsuit with respect to which party seeks indemnification hereunder (the "Indemnified Party"), it shall provide prompt notice thereof to the other party (the "Indemnifying Party"), and the Indemnifying Party shall have the right to control the defense of said lawsuit, including the selection of attorneys, and any settlement thereof, provided that no settlement which impairs the rights of the Indemnified Party shall be made without its prior written consent, which consent shall not be unreasonably withheld.

6. **<u>Venue and Jurisdiction.</u>**

6.1 Any and all disputes shall be heard and determined in the Courts located in the State of Pennsylvania, either Federal or State, in the County of Chester, and

no defense such as forum non convenience shall be raised by either party, notwithstanding the location of any witnesses.

7. **Covenants**

7.1 **Confidentiality.** With respect to information of the Company, which is clearly marked "Confidential", whatever its nature and form and whether from Graphic Materials (as defined below) or otherwise (except such as is generally available through publication or is previously known to the Consultant, or is lawfully obtained by the Consultant through a third-party), obtained by the Consultant during or as a result of its consultancy with the Company and relating to any invention, improvement, enhancement, product, know-how, formula, software, process, design, or other creation, or to any use of any of them, costs (including, without limitation, manufacturing costs), prices, or to any plans of the Company, or to any other trade secret or proprietary information of the Company, the Consultant agrees:

a) to hold all such information, inventions and discoveries which have not otherwise become public knowledge in strict confidence and not to publish or otherwise disclose any thereof to any person or entity other than the Company except with the prior written consent of an officer of the Company, or as may be required by law;

b) to take all reasonable precautions to assure that all such information, inventions and discoveries are properly protected from access by unauthorized persons; and

c) to make no use of nor exploit in any way any such information, invention or discovery except as required in the performance of its consultancy for the Company.

For the purposes of this Agreement, the term "Graphic Materials" includes, without limitation, letters, memoranda, reports, notes, notebooks, books of account, drawings, prints, specifications, formulae, software, data print-outs, microfilms, magnetic tapes and disks and other documents and recordings, together with all copies, excerpts and summaries thereof.

7.2 **Further Assurances.** The Company and Consultant will use their best efforts to implement the provisions of this Agreement, and for such purpose neither party shall represent to the other any material facts concerning itself during the Term and any Renewal Term which are false, misleading or untrue and neither party shall intentionally fail to provide the other with material facts concerning itself or will in any material manner prevent the Services from being performed under this Agreement.

8. **Miscellaneous.**

8.1 **Limitation of Liability.** IT IS UNDERSTOOD BETWEEN THE PARTIES THAT NEITHER THE CONSULTANT NOR ANY OF ITS PARTNERS, EMPLOYEES, AGENTS, OR PRINCIPALS ARE PROVIDING LEGAL

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SERVICES, ACCOUNTING SERVICES, NOR BROKERAGE SERVICES, AND SUCH SERVICES MUST BE RETAINED BY THE COMPANY AT ITS OWN COST AND EXPENSE. IT IS EXPRESSLY ACKNOWLEDGED THAT THE CONSULTANT WILL UTILIZE ITS BEST EFFORTS IN PERFORMING THE SERVICES CONTEMPLATED HEREBY BUT NO REPRESENTATIONS ARE MADE OR GUARANTEE GIVEN BY THE CONSULTANT AS TO THE AMOUNT OF TIME IT WILL SPEND IN PROVIDING THE SERVICES NOR TO THE ULTIMATE SUCCESS OF ANY TRANSACTION OR OTHER ACTION UNDERTAKEN BY THE COMPANY. IN NO EVENT WILL THE AGGREGATE DAMAGES CLAIMED BY THE COMPANY UNDER THIS AGREEMENT EXCEED THE TOTAL CASH FEES RECEIVED BY THE CONSULTANT, EXCEPT IN THE CASE OF WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR ACTUAL FRAUD.

8.2 **Notices.** All notices and other communications provided for or permitted in this Agreement will be made in writing by hand-delivery, registered first-class mail, or courier guaranteeing overnight delivery at the address indiacted above, or at such other address as any party specifies by notice given to the other parties in accordance with this Section 8.2.

All notices and communications will be deemed to have been duly given; at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, and on the next business day if timely delivered to a courier guaranteeing overnight delivery; provided, however, that the inability to deliver any notice or other communication because of the changed address of which no notice was given, or rejection or refusal to accept any notice or other communication as of the date if such inability to deliver or rejection or refusal to accept delivery.

8.3 **Waivers.** The failure of a party to this Agreement to insist upon strict adherence to any of the terms of this Agreement on any occasion will not be considered a waiver, or deprive that party of the right thereafter to insist upon strict adherence to that term or other term of this Agreement. Any waiver must be in writing.

8.4 **Force Majeure.** The Consultant will not be responsible for any failure or delay in performance of its obligations under this Agreement because of circumstances beyond its reasonable control including acts of God, fires, floods, wars, civil disturbances, sabotage, accidents, labor disputes (whether or not the employees' demands are reasonable and within the party's power to satisfy), governmental actions or transportation delays.

8.5 Intentionally omitted.

8.6 **Entire Agreement; Amendments.** This Agreement represents the entire understanding of the parties and superceded and cancels any and all prior negotiations, undertakings and agreements between the parties, whether written or oral, with respect to the subject matter of the Agreement. This Agreement may be amended, modified, waived or terminated only by a written instrument signed by both parties to this Agreement.

8.7 **Binding Effect.** This Agreement will insure to be the benefit of and will be binding upon the parties their respective successors, permitted transferees and assigns.

8.8 **Assignment and Benefits of Agreement.** This Agreement may not be assigned by any party to this Agreement without the written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any person other that the parties hereto, and their said successors and assigns, any rights under or by reason of this Agreement.

8.9 **Independent Contractor.** Each of the Company and the Consultant certifies that neither party has any authority to act for or bind the other party except as expressly provided for in this Agreement, that the Consultant may work for others, and that any persons provided by the Consultant under this Agreement will be solely the employees or agents of the Consultant under its sole and exclusive direction and control.

8.10 **Severability.** To the extent that any provision of this Agreement or the application thereof is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, or the application of such a provision under other circumstances, will be unaffected and will continue in full force and effect unless the invalid or unenforceable provision is of such essential importance for this Agreement that it is to be reasonably assumed that the parties would not have concluded this Agreement without the invalid or unenforceable provision.

8.11 **Consents.** Any consent or approval to be given under this Agreement may be delegated by the party to give such consent or approval to any agent or representative as such party may, from time to time, authorize in writing.

8.12 **Counterparts.** This Agreement may be executed in any number of counterparts, and each of the parties on separate counterparts, each of which, when so executed, will be deemed an original, not all of which will constitute but one and the same original.

8.13 **Third Parties.** Nothing in this Agreement, expressed or implied, is intended or will be construed to confer upon or give any person other than parties to this Agreement, their permitted successors or assigns and (to the extent indicated herein) any rights or reminded under or by reason of this Agreement.

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8.14 **Further Assurances.** Each party will take or perform such actions as reasonable requested by the other party, including the execution of any additional documents, in order to carry out the intent of, and to facilitate and effectuate the actions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

Defense Solutions, Inc.

By: [signature]
Name: Timothy Ringgold, PhD.
Title: CEO

Keystone Capital Resources, LLC

By: [signature]
Name: James W. Zimbler
Title: Managing Member